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                         AMENDMENT TO LICENSE AGREEMENT

         This Amendment to License Agreement ("Amendment") is made as of March 1, 1996, by and between (i) INTERNATIONAL APPAREL MARKETING CORPORATION, D/B/A NAUTILUS WEAR INTERNATIONAL, a New York Corporation, having its principal office at 80 West 40th Street, Suite 42, New York, NY 10018 ("LICENSOR"), and
(ii) BOLLINGER INDUSTRIES INC. a Delaware Corporation, having its principal office at 222 West Airport Freeway, Irving, TX 75062 ("LICENSEE").

         WHEREAS, LICENSOR and LICENSEE have entered into a License Agreement executed on the 1st day of May, 1995 (hereinafter "License Agreement"); and

         WHEREAS, LICENSOR and LICENSEE have agreed to amend the License Agreement pursuant to this Amendment.

         NOW, THEREFORE, in consideration of the promises and mutual covenants and obligations hereinafter set forth, and notwithstanding anything in the License Agreement to the contrary, the parties agree as follows:

         1.      Additions to Licensed Products:

                 The definition of Licensed Product as set forth in the License Agreement shall be amended to include workout gloves and fitness belts (e.g. gloves and belts designed for particular sports, for workout on specialized exercise machinery, and for weightlifting, cross-training and aerobics).

         2. Increase in Minimum Sales Volumes and Corresponding Guaranteed Minimum Trademark and Advertising Payment:




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                 A.    The Minimum Sales requirements set forth in Article III,
Paragraph 1 shall be amended to the following amounts:

                       First Year = One Million Nine Hundred Thousand Dollars ($1,900,000) in Net Sales; and

                       Second Year = Two Million Six Hundred and Twenty Five Thousand Dollars ($2,625,000) in Net Sales.

                 B. The Guaranteed Minimum Trademark Royalties ("GMTR") shall be amended as set forth below:

                       First Year = One Hundred and Three Thousand Dollars ($103,000);

                       Second Year = One Hundred and Forty-Three Thousand Seven Hundred and Fifty Dollars ($143,750); and

                 C. The Guaranteed Minimum Advertising Payment ("GMAP") shall be amended as set forth below:

                       First Year = Twenty Eight Thousand Five Hundred Dollars ($28,500); and

                       Second Year = Thirty Nine Thousand Three Hundred and Seventy Five Dollars ($39,375).

                 D. LICENSEE chose and LICENSOR agreed to add the Minimum Volume requirements for the glove and belt categories to the existing Minimum Volumes for all other Licensed Products (the above numbers reflect the combined totals); therefore, the royalty payments due thereon must be paid concurrently with the royalty payments as scheduled for all Licensed Products, and the Term of the License Agreement shall not extend beyond the





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existing Term.  Because the date of this Amendment is after the payment date of the First Year, first quarter royalties, the First Year, first quarter GMTR and GMAP payments due on the glove and belt Licensed Products shall be added in equal thirds to the second, third and fourth quarter royalty payments of the First Year ($1,867 for the GMTR and $400 for the GMAP shall be added to each of the three remaining quarterly payments of the First Year).

         3.      Trademark Royalty:

                 The Trademark Royalty due on the sale of any workout gloves and fitness belts shall be (A) during the First Year of the Licensed Term, seven (7%) for the first Four Hundred Thousand Dollars ($400,000) in Net Sales thereof and five percent (5%) thereafter; and (B) during the Second Year of the Licensed Term, seven (7%) for the first Six Hundred and Twenty Five Thousand Dollars ($625,000) in Net Sales thereof and five percent (5%) thereafter.

         4.      Notice Requirement:

                 Notice, as set forth in Article XVI, Paragraph 6, shall be deemed effective, in addition to all other forms of effective notice set forth in said Paragraph, when forwarded by a nationally recognized overnight carrier.

         5.      Payment Due Date:

                 The due date for the all Trademark Royalty, Advertising Payments, GMTR and GMAP shall be changed from the thirtieth (30th) day to the twentieth (20th) day of the month immediately following the last day of the quarter in which the Net Sales (on which the payment is being paid) are made. This change is necessary to accommodate LICENSOR'S accounting schedule.





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         6.      Affirmation of License Agreement:

                 Except as specifically provided herein, all other terms and conditions of the License Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


INTERNATIONAL APPAREL MARKETING CORP.



By:
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Date:
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Nick DeMarco, President



BOLLINGER INDUSTRIES INC.



By:  /s/ GLENN BOLLINGER
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Date: 2/18/96
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Glenn Bollinger, CEO





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